UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 6, 2009

SureWest Communications
(Exact Name of Registrant as Specified in its Charter)

California	000-29660	68-0365195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8150 Industrial Avenue, Roseville, California	95678
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(916) 772-2000

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “amendment”) amends SureWest Communications’ Current Report on Form 8-K filed on August 6, 2009 to reflect the proper attachment of Exhibit 99.1 to the Current Report.

Item 2.02 Results of Operations and Financial Condition.

On August 6, 2009, SureWest Communications issued a press release announcing its financial results for the second quarter ended June 30, 2009.  The company's press release announcing the results is attached hereto as Exhibit 99.1.  The information contained in this Current Report, including the exhibit, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Such information shall not be incorporated by reference into any filing of SureWest Communications, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

This press release includes non-GAAP financial measures such as EBITDA and Free Cash Flow. EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes, depreciation and amortization, non-cash pension and certain post-retirement benefits, non-cash stock compensation, and all other non-operating income/expenses. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance. Free cash flow represents net income (loss) from continuing operations plus depreciation and amortization less capital expenditures. A reconciliation to the comparable GAAP measures is provided in the accompanying financial and operating summaries.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description
99.1	Press Release dated August 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREWEST COMMUNICATIONS

By:	/s/ Dan T. Bessey
Dan T. Bessey Vice President and Chief Financial Officer

Date:  October 20, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 6, 2009.